UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OF 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) May 2, 2008
SBM Certificate Company

(Exact Name of Registrant as Specified in Charter)

Maryland	811-6268	52-2250397

(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7315 WISCONSIN AVE, SUITE 1250 WEST BETHESDA, MD	20814

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 301-656-4200

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Effective May 2, 2008, Ms. Sherry R. Keenan has been appointed as Chief Accounting Officer of SBM Certificate Company (the “Registrant”) and its indirect 100% owner, SBM Financial Group, LLC (“SBM”). She replaces Mr. William M. Baker, who remains Chief Financial Officer of the Registrant and SBM. Ms. Keenan has been serving as Interim Corporate Controller of SBM since January of 2008, where she has focused primarily on financial statement preparation and audit completion for the Registrant and implementation of accounting policies and corporate controls.
During her 30-year business career, Ms. Keenan has held a variety of management positions in finance, operations and accounting, where she has focused on SEC reporting, Sarbanes-Oxley audit and compliance, financial statement and audit completions and general ledger accounting with particular emphasis on process and business implementation. She has extensive experience in the public and private sectors. Prior to joining SBM, Ms. Keenan provided consulting services to Marriott International Inc, GTSI Corp. and Cable and Wireless. Ms. Keenan received her Bachelors degree from The George Washington University and a Masters of Business Administration from the University of Maryland.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

SBM Certificate Company

(Registrant)

Date: May 2, 2008	By:	/s/ Eric M. Westbury
Eric M. Westbury
Chief Executive Officer

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